                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 3, 1997

                       WALLACE COMPUTER SERVICES, INC.
            ------------------------------------------------------
            (exact name of registrant as specified in its charter)


     Delaware                         1-6528                     36-2515832
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
   of incorporation)                File Number)             Identification No.)

        2275 Cabot Drive,  Lisle, Illinois                           60532
     ------------------------------------------------------------------------
     (Address of principal executive offices)                      (Zip Code)


                               (630) 588-5000
                               --------------
            (Registrant's telephone number, including area code)



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The undersigned Registrant hereby amends Item 7(b) of its Current Report on
Form 8-K filed on November 18, 1997 and amended on January 16, 1998:

(b)  Unaudited Pro Forma Financial Statements

Introduction to pro forma condensed consolidated financial data.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended January 31, 1998 and the fiscal year ended July 31, 1997 present unaudited pro forma operating results for Wallace Computer Services, Inc. ("Wallace") as if the acquisition of Graphic Industries, Inc. ("Graphic") and the other transactions described in the next paragraph (the "Pro Forma Transactions") had occurred as of the beginning of the periods presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Wallace as if the Pro Forma Transactions had occurred as of October 31, 1997. The excess of the purchase price of Graphic over the net identifiable assets and liabilities of Graphic is reported as goodwill. The carrying values of Graphic's net assets are assumed to equal their fair values for purposes of these unaudited pro forma condensed consolidated financial statements unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Data. These values are subject to revision following the results of several appraisals still pending.

The Pro Forma Transactions are: (i) the Wallace acquisition of Graphic, which is accounted for under the purchase method of accounting; (ii) the issuance of debt of $435 million under a new credit agreement dated as of October 31, 1997, among Wallace, certain lenders and Bank of America NT & SA, as agent for such lenders; and (iii) the pay down of Graphic's debt of $127 million.

As provided for in the agreement with Wallace, Graphic sold its Atlanta Blue Print Company subsidiary to CD Acquisition Corp., a company controlled by Carter D. Pope, President of Atlanta Blue Print Company, a Director of Graphic, and son of Mark C. Pope, III, Chairman of Graphic. As of October 31, 1997, Graphic recorded the sale of its Atlanta Blue Print Company subsidiary for $7,065,000 in cash and the related loss of $5,062,000.

The pro forma financial statements also reflect the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each of the following companies acquired by
Graphic: The LithoPrint Company, Harvey Press, Inc., and Bruce Offset Company, Inc. The impact of these acquisitions net of the pro forma impact of the disposition of Atlanta Blue Print Company mentioned above is shown in a separate column on the pro forma financial statements.

The unaudited pro forma condensed consolidated financial data does not reflect any synergies expected to be realized after the Graphic acquisition (because their realization cannot be assured). The accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Data describe other adjustments related to the Graphic acquisition.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE GRAPHIC ACQUISITION AND OTHER TRANSACTIONS DESCRIBED HEREIN BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE COMPANY FOLLOWING THE GRAPHIC ACQUISITION.

The unaudited pro forma condensed consolidated financial data should be read in conjunction with each of the consolidated financial statements of Wallace and Graphic and the related notes thereto contained in (i) Wallace's Annual Report on Form 10-K for the year ended July 31,1997, (ii) Wallace's Quarterly Report on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998,
(iii) Graphic's audited financial statements for the year ended January 31, 1997, which are included in Form 8-K/A filed January 16, 1998, and (iv) Graphic's interim financial statements for the nine months ended October 31, 1997, which are included herein.


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               Wallace Computer Services, Inc and Subsidiaries
                          Pro Forma Income Statement
                       For the year ended July 31, 1997
                                 (Unaudited)

(in thousands)
                                                           Pro forma     Operations     Pro forma
                                       Wallace  Graphic  Adjustments     Adjust (l)        Totals
                                       -------  -------  -----------     ----------     ---------
Net Sales                              906,290  447,647                       9,400     1,363,337

Cost and Expenses
 Cost of goods sold                    556,073  320,999          800 (j)      6,800       884,672
 Selling and admin expenses            165,918   75,575                         600       242,093
 Provision for depreciation
    and amortization                    49,205   20,103        5,400 (h)(k)     200        74,908
                                      --------  -------      -------         ------     ---------
Total costs and expenses               771,196  416,677        6,200          7,600     1,201,673

Interest income                         (1,876)  (3,590)                       (400)       (5,866)
Interest expense                         2,619   11,012       17,400 (i)        600        31,631
                                      --------  -------      -------         ------     ---------
Income before Income Taxes             134,351   23,548      (23,600)         1,600       135,899
Provision for Income Taxes (n)          53,069    9,301       (9,322)           632        53,680
                                      --------  -------      -------         ------     ---------
Net Income                              81,282   14,247      (14,278)           968        82,219


Net Income per share:
 Primary                                  1.88                                               1.90
 Fully diluted                            1.86                                               1.88

Average common
  shares outstanding                    43,322                                             43,322
Average diluted common
  shares outstanding                    43,665                                             43,665



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

                          Pro Forma Income Statement
                  For the six months ended January 31, 1998
                                 (Unaudited)

(in thousands)
                                                     Three Months Ended October 31, 1997                       Three
                                             ------------------------------------------------------------     Months
                                                                        Pro forma            Operations        Ended       Pro forma
                                              Wallace       Graphic   Adjustments                Adjust (l)  1/31/98 (m)      Totals
                                             --------       -------   -----------            ----------      -------      ----------
Net Sales                                     246,112       123,342                             (5,900)      366,356        729,910

Cost and Expenses
 Cost of goods sold                           155,206        89,325          (800)(j)           (3,400)      246,951        487,282
 Selling and admin expenses                    43,243        23,878          (800)(j)           (2,000)       59,689        124,010
 Provision for depreciation
  and amortization                             13,238         6,122           800 (h)(k)          (300)       18,221         38,081
                                              -------       -------        ------               ------       -------        -------
Total costs and expenses                      211,687       119,325          (800)              (5,700)      324,861        649,373

Interest income                                (1,217)         (229)                                            (506)        (1,952)
Interest expense                                  918         2,939         4,300 (i)             (200)        7,296         15,253
                                              -------       -------        ------               ------       -------        -------

Income before Income Taxes                     34,724         1,307        (3,500)                   -        34,705         67,236
Provision for Income Taxes (n)                 13,716           516        (1,383)                   -        13,882         26,731
                                              -------       -------        ------               ------       -------        -------

Net Income                                     21,008           791        (2,117)                   -        20,823         40,505


Net Income per share:
 Primary                                         0.49                                                           0.48           0.94
 Fully diluted                                   0.48                                                           0.48           0.93

Average common
  shares outstanding                           43,009                                                         43,107         43,009
Average diluted common
  shares outstanding                           43,471                                                         43,632         43,471


Note: Does not include loss on sale of Atlanta Blue Print Company, a subsidiary of Graphic, in the amount of $5.062 million.



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               Wallace Computer Services, Inc. and Subsidiaries
                           Pro Forma Balance Sheet
                               October 31, 1997
                                 (Unaudited)

(in thousands)
                                                                                       Pro forma
                                                Wallace  Graphic  Adjustments             Totals
                                               --------  -------  -----------          ---------
Assets
------
Current Assets
 Cash and cash equivalents                        1,725   22,518                          24,243
 Short-term investments                           1,725    3,673                           5,398
 Accounts receivable                            185,525   95,147         (200) (e)       280,472
 Less-allowance for doubtful accounts             3,880    3,433        1,400  (e)         8,713
                                               --------  -------  -----------          ---------
  Net receivables                               181,645   91,714       (1,600)           271,759
 Inventories                                     84,456   39,733       (6,400) (e)       117,789
 Prepaid taxes                                   16,648        -        7,300  (f)        23,948
 Advances and prepaid expenses                    4,364    5,339            -              9,703
                                               --------  -------  -----------          ---------
  Total current assets                          290,563  162,977         (700)           452,840

Property, plant and equipment, at cost          615,902  241,535      (96,800) (b)       760,637
Less-reserves for depreciation & amortization   316,485   96,028      (96,028) (b)       316,485
                                               --------  -------  -----------          ---------
 Net property, plant and equipment              299,417  145,507         (772)           444,152

Intangible assets arising from acquisitions      59,506   21,816      202,000  (g)       283,322
Cash surrender value of life insurance           40,938      152                          41,090
Systems development costs                        24,701                                   24,701
Other assets                                      4,655   10,663         (300) (e)        15,018
                                               --------  -------  -----------          ---------

  Total assets                                  719,780  341,115      200,228          1,261,123

Liabilities and Stockholders' Equity
------------------------------------
Current Liabilities
 Notes payable                                   13,500   16,095                          29,595
 Current portion long-term debt                   7,100    4,936                          12,036
 Accounts payable                                33,267   21,551        5,556  (d)(e)     60,374
 Accrued salaries, wages, profit sharing
  and other                                      62,269   19,480       20,200  (e)       101,949
 Accrued income taxes                            13,300        -            -             13,300
                                               --------  -------  -----------          ---------
  Total current liabilities                     129,436   62,062       25,756            217,254
Long-term debt                                   24,500  141,520      295,400  (a)       461,420
Deferred income taxes                            32,351   17,005         (400) (f)        48,956
Deferred compensation and retirement
 benefits                                        28,401                                   28,401
Stockholders'equity
 Common stock                                    45,764    1,308       (1,308) (c)        45,764
 Additional capital                              34,860   35,252      (35,252) (c)        34,860
 Retained earnings                              505,463   84,978      (84,978) (c)       505,463
 Unrealized loss on securities                      (83)                                     (83)
 Treasury stock                                 (80,912)  (1,010)       1,010  (c)       (80,912)
                                               --------  -------  -----------          ---------
  Total stockholders' equity                    505,092  120,528     (120,528)           505,092
                                               --------  -------  -----------          ---------
  Total liabilities and stockholders' equity    719,780  341,115      200,228          1,261,123


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PRO FORMA ADJUSTMENTS

a) The pro forma adjustment to indebtedness reflects borrowings of $308.3 million related to the financing of the Graphic acquisition net of conversion of indentured notes of $12.9 million to equity.

b) Records the fair value adjustments for Graphic's fixed assets. Wallace is currently awaiting the results of in process appraisals to determine if further adjustments are needed.

c)   Records the elimination of Graphic's equity accounts.

d) Records the liability of $5.5 million for legal and investment banker fees due to the acquisition.

e) Reflects the pro forma adjustment of various balances to fair market value. Includes changes in accounting policies to comply with those of Wallace. The adjustment to Accrued Salaries, Wages, Profit Sharing and other includes $6.0 million related to the adoption of Wallace's accounting methods for accrued vacation and bonus. The remaining amount includes reserves for known liabilities and contingencies based on due diligence. These known liabilities include, but are not limited to, change in control liabilities, pending litigation, environmental remediation, pending tax related matters, pending administrative claims, pension withdrawal liabilities, and qualified benefit plan related matters.

f)   Records the deferred tax impact of the fair value adjustments.

g) Reflects the pro forma purchase price allocation to goodwill for excess of purchase price over net assets and direct costs of the transaction, primarily financial advisory and legal fees; and to eliminate the goodwill of Graphic of $21.8 million as of October 31, 1997.

h) Amortization of the estimated goodwill relating to the Graphic acquisition of $223.8 million over a 40-year period ($223.8 million/40 = $5.6 million). The goodwill reflected on the Graphic balance sheet was being amortized over a 40 year period at $0.5 million per year. Accordingly, the pro forma incremental charge to goodwill is $5.1 million. The pro forma adjustment for the 3-month period ended October 31, 1997 represents one quarter of the annual goodwill amortization from the acquisition of Graphic less Graphic's goodwill amortization for the quarter ended October 31, 1997.

i) Reflects the net pro forma adjustment to interest expense. The first adjustment is to reduce the Graphic interest expense to reflect the lower Wallace borrowing rate. Graphic's borrowing rate under their revolving credit agreement is LIBOR plus 112.5 basis points, while Wallace's rate is LIBOR plus 27.5 basis points (at the date of the acquisition). Using the 6 month LIBOR rate of 5.8125%, this would amount to a reduction of interest of $1.4 million for the year ended July 31, 1997 and a reduction of $0.4 million for the quarter ended October 31, 1997. The second adjustment is to record the interest expense on the proceeds of the loan, in the amount of $308.3 million, to finance the transaction. At the current borrowing rate of 6.0875%, the incremental annual expense is $18.8 million. The impact of a 1/8% increase in the variable rate would be an additional $0.4 million annually.

j) Reverses adjustments made in the quarter ended October 31, 1997 that are either non-recurring or apply to a prior quarter. To the extent the charge applies to the fiscal year ended July 31, 1997 an adjustment is included there. These adjustments do not have a material impact on prior quarters.

k) Adjusts depreciation expense to reflect remaining lives and fair market value. The impact for the year ended July 31, 1997 is additional expense of $0.3 million, and for the quarter ended October 31, 1997 is a reduction of expense of $0.5 million.

l) Reflects the reversal of the results of operations for the Atlanta Blue Print Company, net of the results of operations for the previously acquired companies: The LithoPrint Company, Harvey Press, Inc., Bruce



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

PRO  FORMA ADJUSTMENTS (continued)

   Offset Company, Inc. The amounts presented represent the historical amounts for certain revenues and expenses for the periods from August 1, 1996 through the respective acquisition dates for each company. The results for the asset purchases of Presstar Printing Corporation and Graphic Technology, Inc. are immaterial for the periods presented, and as such are not included in this adjustment.

m) Represents second quarter ended January 31, 1998 operating results including Wallace and Graphic.

n) Wallace effective tax rate was 39.5% for fiscal year ended July 31, 1997 and quarter ended October 31, 1997, and 40.0% for quarter ended January 31, 1998.


DETERMINATION AND ALLOCATION OF PURCHASE PRICE

The acquisition was made through an all cash purchase of Graphic's shares at $21.75 per share. The purchase price below assumes all options are exercised and all convertible debt will be converted to stock. Effective with the consummation of the merger, each share was converted into the right to receive $21.75 in cash, without interest.

Determination of Purchase Price (in thousands):


Market value of shares (including options and converted
 indenture notes)                                                  $308,300
Transaction costs                                                     5,500
                                                                   --------
Pro forma purchase price                                           $313,800


The Graphic acquisition will be accounted for as a purchase. The preliminary allocation of the proforma purchase price by Wallace is as follows (subject to final fixed asset appraisals, as well as other possible accrual adjustments):

Pro Forma Purchase Price Allocation (in thousands)

     Cash and short-term investments                             $  26,200
     Accounts receivable                                            90,100
     Inventory                                                      33,400
     Other assets                                                   23,200
     Fixed Assets                                                  144,700
     Goodwill                                                      223,800
     Other liabilities                                             (99,000)
     Long-term debt                                               (128,600)
                                                                 ---------
     Pro forma purchase price                                    $ 313,800



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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WALLACE COMPUTER SERVICES, INC.
                                       -------------------------------
                                       (Registrant)



                                       By: /s/ Michael J. Halloran
                                          -------------------------
                                          Michael J. Halloran
                                          Vice President and
                                          Chief Financial Officer



Dated: April 6, 1998



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